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                                                                     EXHIBIT 21


                              BROWN & BROWN, INC.
                              ACTIVE SUBSIDIARIES


Florida Corporations:

1.       B & B Insurance Services, Inc. f/k/a Brown & Brown, Inc.
2.       The Benefit Group, Inc.
3.       Champion Underwriters, Inc.
4.       The Connelly Insurance Group, Inc.
5.       Finwall & Associates, Inc.
6.       Jerry F. Nichols & Associates, Inc.
7.       Madoline Corporation
8.       Mangus Insurance & Bonding, Inc.
9.       Physician Protector Plan Risk Purchasing Group, Inc.
10.      Rankin & Rankin, Inc.
11.      Ross Insurance of Florida, Inc.
12.      SAN of East Central Florida, Inc.
13.      Signature Insurance Group, Inc.
14.      Spencer & Associates, Inc.
15.      Underwriters Services, Inc.
16.      United Benefits, Inc.

Foreign Corporations:

17.      AFC Insurance, Inc. f/k/a Brown & Brown Insurance of Pennsylvania,
           Inc. (PA)
18.      A.G. General Agency, Inc. (TX)
19.      American & British Excess, Inc. (VA)
20.      Benesys, Inc. (LA)
21.      Brown & Brown Aircraft Acquisition Co. (DE)
22.      Brown & Brown Insurance of Arizona, Inc. (AZ)
23.      Brown & Brown of California, Inc. (CA)
24.      Brown & Brown of Colorado, Inc. (CO)
25.      Brown & Brown of Connecticut, Inc. (CT)
26.      Brown & Brown of GF/EGF, Inc. f/k/a Froelich-Paulson-Moore, Inc. (ND)
27.      Brown & Brown Insurance of Georgia, Inc. (GA)
28.      Brown & Brown of Iowa, Inc. (IA)
29.      Brown & Brown Insurance Benefits, Inc. (TX)
30.      Brown & Brown Metro, Inc. (NJ)
31.      Brown & Brown of Michigan, Inc. (MI)
32.      Brown & Brown of Minnesota, Inc. (MN)
33.      Brown & Brown of Missouri, Inc. (MO)
34.      Brown & Brown of New Jersey, Inc. (NJ)
35.      Brown & Brown of New York, Inc. (NY)
36.      Brown & Brown of North Dakota, Inc. (ND)
37.      Brown & Brown of Ohio, Inc. (OH)
38.      Brown & Brown Agency of Insurance Professionals, Inc. (OK)


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39.      Brown & Brown Realty Co. (DE)
40.      Brown & Brown of South Carolina, Inc. (SC)
41.      Brown & Brown of Tennessee, Inc. (TN)
42.      Brown & Brown Insurance Services of Texas, Inc. (TX)
43.      Brown & Brown Insurance Services of El Paso, Inc. (TX)
44.      Brown & Brown Insurance Services of San Antonio, Inc.(TX)
45.      Brown & Brown Insurance Agency of Virginia, Inc. (VA)
46.      Brown & Brown Re, Inc. (CT)
47.      Brown & Brown of Washington, Inc. (WA)
48.      Brown & Brown of West Virginia, Inc. (WV)
49.      Brown & Brown of Wisconsin, Inc. (WI)
50.      Brown & Brown of Wyoming, Inc. (WY)
51.      Cost Management Services, Inc. (LA)
52.      The Flagship Group, Inc. (VA)
53.      Huffman & Associates, Inc. (GA)
54.      Huval Insurance Agency, Inc. (LA)
55.      Huval Insurance Agency of Abbeville, Inc. (LA)
56.      Huval Insurance Agency of Arnaudville, Inc. (LA)
57.      Huval Insurance Agency of Church Point, Inc. (LA)
58.      Huval Insurance Agency of Grand Coteau-Sunset, Inc. (LA)
59.      Huval Insurance Agency of Lafayette, Inc. (LA)
60.      Huval Insurance Agency of Loreauville, Inc. (LA)
61.      Huval Insurance Agency of New Iberia, Inc. (LA)
62.      Huval Insurance Agency of Opelousas, Inc. (LA)
63.      Huval Insurance Agency of Scott, Inc. (LA)
64.      Huval Management Company, Inc. (LA)
65.      Huval Richard Insurance Agency, Inc. (LA)
66.      Insurance Programs Incorporated (LA)
67.      Layne & Associates, Ltd. (NV)
68.      Logan Insurance Agency, Inc. (VA)
69.      McKinnon & Mooney, Inc. (MI)
70.      P & O of Texas, Inc. (TX)
71.      Peachtree Special Risk Brokers, LLC (GA) (Brown owns 75%)
72.      Peachtree Special Risk Brokers of New York, LLC (NY)
           (Brown owns (100-%)
73.      Poe & Associates of Illinois, Inc. (IL)
74.      Poe & Brown of North Carolina, Inc. (NC)
75.      Roswell Insurance & Surety Agency, Inc. (NM)
76.      Self Insurance Administrators, Inc. (LA)
77.      Unified Seniors Association, Inc.
78.      WMH, Inc. (GA)
79.      The Young Agency, Inc. (NY)


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Indirect Subsidiaries:

80.      America Underwriting Management, Inc. (FL)
81.      Automobile Insurance Agency of Virginia, Inc. (VA)
82.      Azure IV Acquisition Corporation (AZ)
83.      Azure VI Merger Co. (CA)
84.      Bass Administrators, Inc. (LA)
85.      Brown & Brown of Indiana, Inc. f/k/a Poe & Brown of Indiana, Inc. (IN)
86.      Brown & Brown of Lehigh Valley, Inc. f/k/a Bowers, Schumann & Welch,
           Inc. (PA)
87.      Brown & Brown of Nevada, Inc. f/k/a Poe & Brown of Nevada, Inc. (NV)
88.      Brown & Brown of New Mexico, Inc. f/k/a Poe & Brown of New Mexico,
           Inc. (NM)
89.      Brown & Brown of Northern California, Inc. (CA)
90.      Ernest Smith Insurance Agency, Inc. (FL)
91.      Flagship Group Insurance Agency, Ltd. (MA)
92.      Flagship Management Co. (VA)
93.      Flagship Maritime Adjusters, Inc. (VA)
94.      Florida Intracoastal Underwriters, Limited Company (FL) (limited liability company)
95.      Halcyon Underwriters, Inc. (FL)
96.      Harris Holdings, Inc. (VA)
97.      The Homeowner Association Risk Purchasing Group, Inc. (AZ)
98.      Hotel-Motel Insurance Group, Inc. (FL)
99.      MacDuff America, Inc. (FL)
100.     MacDuff Pinellas Underwriters, Inc. (FL)
101.     MacDuff Underwriters, Inc. (FL)
102.     Richard-Flagship Services, Inc. (VA) (The Flagship Group, Ltd.
           owns 50%)
103.     Yates Insurance Agency, Inc. (LA)


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